UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            October 22, 2004

                              IMMUNICON CORPORATION
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               (Exact name of registrant specified in its charter)

        Delaware                        000-50677                 23-2269490
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
     incorporation)                                          Identification No.)

3401 Masons Mill Rd., Suite 100, Huntingdon Valley,                     19006
               Pennsylvania
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   (Address of principal executive offices)                           (Zip Code)

Registrant's telephone, including area code:                      (215) 830-0777

                                 Not applicable.
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         (Former name and former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On October 22, 2004, Immunicon Corporation entered into a $12 million extension to its existing line of credit with Silicon Valley Bank ("SVB"). In connection with this extension, Immunicon and SVB amended certain terms of the credit facility (the "SVB Amendment") on October 22, 2004. The credit facility is secured by a first-priority security interest in all of Immunicon's assets except for Immunicon's intangible intellectual property and except for the assets pledged under the equipment line of credit with General Electric Capital Corporation ("GE") described below. Borrowings under this extension bear interest at a per annum rate of 0.50% above the prime rate as announced by SVB from time to time. Interest accrues from the date of each equipment advance and is payable on a monthly basis in 48 equal monthly installments. All unpaid principal under the line of credit is payable on April 29, 2005. However, upon the occurrence of any event of default, SVB may accelerate and declare all or any portion of Immunicon's obligations to SVB due and payable before April 29, 2005. Under the SVB Amendment, Immunicon also agreed to continue to make its payments on the outstanding amounts of the original term loan and supplemental equipment loan under the credit facility.

      The SVB Amendment also contains certain financial and other covenants that require Immunicon to, among other things, maintain a certain level of earnings or loss before interest, taxes, depreciation and amortization, maintain a minimum amount of its available funds unencumbered on deposit with SVB and deliver periodic financial statements and reports within a prescribed timeframe; and that restrict Immunicon's ability to, among other things, dispose of property (including intellectual property), change its business, ownership, management or business locations, merge with or acquire certain other entities, create or incur certain liens or encumbrances on any of its property, incur or amend the terms of certain indebtedness, engage in transactions with affiliates, declare or pay certain dividends or redeem, retire or purchase shares of any capital stock.

      On October 22, 2004, Immunicon also extended its existing equipment line of credit with GE by $5 million but did not otherwise amend the terms of this line of credit. Interest on this line of credit ranges from 8.25% to 9.25% and is repayable over 36 to 60 months. However, upon the occurrence of any event of default, GE may accelerate and declare all or any portion of Immunicon's obligations to GE due and payable. This line of credit is secured by a first priority security interest on the assets specifically pledged under the line of credit and a second priority security interest on all other assets of Immunicon except for Immunicon's intangible intellectual property.

      The equipment line of credit with GE also contains certain covenants that require Immunicon to, among other things, deliver periodic financial statements and reports within a prescribed timeframe and maintain and preserve the collateral; and that restrict Immunicon's ability to, among other things, dispose of the collateral or create or incur certain liens or encumbrances on the collateral.

      As of October 27, 2004, $2.0 million was outstanding under the credit facility with SVB, and $3.7 million was outstanding under the equipment line of credit with GE.


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Item 2.03 Creation of a Direct  Financial  Obligation or an Obligation  Under an
Off-Balance Sheet Arrangement of a Registrant.

      The information required by this item is included under Item 1.01 and incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

      On October 26, 2004, Immunicon issued a press release announcing the line of credit extensions with SVB and GE. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this
Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

            99.1 - Press release dated October 26, 2004.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IMMUNICON CORPORATION

Date: October 28, 2004                      By:    JAMES G. MURPHY
                                                   -----------------------------
                                            Name:  James G. Murphy
                                            Title: Senior Vice President,
                                                   Finance and Administration
                                                   and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit Number    Document
--------------    --------

99.1              Press release dated October 26, 2004.


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